As filed with the Securities and Exchange Commission on May 13, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 Kite Realty Group Trust

(Exact name of registrant as specified in its charter)

Maryland	11-3715772
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

30 S. Meridian Street, Suite 1100 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)

Kite Realty Group Trust 2004 Equity Incentive Plan

(Full title of the Plan)

John A. Kite

Chairman and Chief Executive Officer

Kite Realty Group Trust

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Name and address of agent for service)

(317) 577-5600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer	☐	Smaller reporting company	☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Shares, par value $0.01 per share	1,000,000	$4.27	$4,270,000	$238.27

(1)   Pursuant to Rule 416, the number of Common Shares registered hereunder includes such indeterminate number of additional Common Shares as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)   Pursuant to Rule 457(c) and (h) computed on the basis of the average of the high and low prices per share of the Common Shares on May 7, 2009.

EXPLANATORY NOTE –

REGISTRATION OF ADDITIONAL SECURITIES

Kite Realty Group Trust (the “Company”) is hereby registering 1,000,000 additional common shares, par value $0.01 per share (the “Common Shares”), for issuance under the Company’s 2004 Equity Incentive Plan, as amended (the “2004 Equity Plan”). The prior registration statement on Form S-8 (Registration No. 333-120142, referred to as the “Prior 2004 Equity Plan Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2004, is currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior 2004 Equity Plan Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are incorporated herein by reference in this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 16, 2009;
•	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 11, 2009;
•	The Company’s Current Reports on Form 8-K filed with the SEC on April 6, 2009 and May 11, 2009; and
•

The description of the Common Shares incorporated by reference into the Company’s registration statement on Form 8-A, filed on August 4, 2004 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments, prospectuses or reports filed for the purpose of updating such description.

The Company also incorporates by reference into this registration statement additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this registration statement until the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, except that the Company is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson LLP regarding the validity of the Common Shares.

10.1	Kite Realty Group Trust 2004 Equity Incentive Plan, as amended (incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2009).

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on this 13th day of May, 2009.

KITE REALTY GROUP TRUST

By:	/s/ John A. Kite

John A. Kite
Chairman of the Board of Trustees and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Kite or Daniel R. Sink his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to file the same, with all exhibits and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 13th day of May, 2009:

Signature	Title

/s/ John A. Kite	Chairman of the Board of Trustees and

John A. Kite	Chief Executive Officer
Chairman of the Board of Trustees and Chief Executive Officer	(Principal Executive Officer)

/s/ Daniel R. Sink	Executive Vice President and Chief Financial Officer

Daniel R. Sink	(Principal Financial and Accounting Officer)
Executive Vice President and Chief Financial Officer

/s/ William E. Bindley

William E. Bindley	Trustee
Trustee

/s/ Eugene Golub

Eugene Golub	Trustee
Trustee

/s/ Michael L. Smith

Michael L. Smith	Trustee
Trustee

/s/ Richard A. Cosier

Richard A. Cosier	Trustee
Trustee

/s/ Gerald L. Moss

Gerald L. Moss	Trustee
Trustee

/s/ Darell E. Zink, Jr.

Darell E. Zink, Jr.	Trustee
Trustee

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson LLP regarding the validity of the Common Shares.

10.1	Kite Realty Group Trust 2004 Equity Incentive Plan, as amended (incorporated by reference to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2009).

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).